UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): April 4, 2003

Commission File Number: 000-25107

THERMOELASTIC TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Colorado	84-1316284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1109 7th Court, Fox Island, WA      98333
(Address of principal executive offices)(Zip Code)

Company’s telephone number, including area code:     (253) 549-4336

ITEM 5. Other Events and Regulation FD Disclosure.

The Company is pleased to announce that the former Directors and Officers of the Company were, on April 4, 2003, found not guilty of all charges of federal mail and wire fraud and various securities violations securities. On August 13, 2002, the Federal Bureau of Investigation filed charges against Dennis Epstein (Chairman of the Board of Directors) and Kenneth Liebscher (President of the Company). The two Officers were fully acquitted on all counts. ThermoElastic Technologies, Inc. and Subsidiary were not charged in these activities. The Securities and Exchange Commission has named the Company in a civil action No.03 C 2182 related to an earlier action by a Company Consultant. None of the current or previous Officers or Directors are named in this action.

At a Directors meeting held June 2, 2003 a majority of the shareholders were present and a proposal was approved to change the name of the Company to better reflect the direction of the Company. Approval was given to change the name of the Company to Wannigan Capital Corp.

Wannigan Capital Corp. will become a development stage company, designed to provide consulting, liaison, and coordination services and assistance to small and medium size companies in accessing public capital markets. As its clients enter the public arena, the Company will provide them with continuing consulting services for compliance with various jurisdictional reporting requirements. As auxiliary support, the Company will also provide advisory services to its clients on general corporate financial matters, including but not limited to, management of cash flow, strategy and structure of various funding and finance options, and merger, joint venture and acquisition opportunities.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOELASTIC TECHNOLOGIES, INC.

Date: June 2, 2003	/s/ Kevin Murphy, CEO